UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 6, 2011

Date of earliest event reported:  December 30, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 10, 2010, AdCare Health Systems, Inc. (the “Company”) filed Form 8-K reporting under Item 1.01 its entry into a purchase agreement for a skilled nursing facility located in North Carolina.  This Form 8-K is incorporated by reference in this filing.

On December 30, 2010, Mountain Trace Nursing ADK, LLC, a wholly owned subsidiary of the Company, completed the acquisition of the operations of and selected assets of 417 Mountain Trace LLC, a 106 bed skilled nursing facility located in Sylva, North Carolina, for a purchase price of $6,100,000.

Through the Operations Transfer Agreement, the Company obtained control of the facility effective January 1, 2011.  The Company had paid $200,000 in earnest money upon entering the purchase agreement and an additional $50,000 to extend the closing date to December 30, 2010.  To complete the acquisition, the Company issued a secured promissory note (the “Note”) for $5,000,000.  The Note matures on June 30, 2011, accrues interest at a fixed rate of 7% per annum and may be prepaid at any time without penalty.  The Note is secured by the Mountain Trace facility and is guaranteed by AdCare Health Systems, Inc. and personally guaranteed by Christopher Brogdon and his spouse Connie Brogdon.

The Company plans to replace this short term financing with permanent long term financing prior to the Note’s maturity date.

Item 8.01 Other Matters

On December 30, 2010, the Company issued a press release announcing the completion of the acquisition described under Item 2.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Mountain Trace Nursing ADK, LLC Promissory Note dated December 30, 2010
10.2	Mountain Trace Nursing ADK, LLC Security Agreement dated December 30, 2010
99.1	Press Release dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  January 6, 2011

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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